UNITES STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

NEPHROS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-32288 (Commission File Number)	13-3971809 (IRS Employer Identification No.)

41 Grand Avenue, River Edge, New Jersey 07661
(Address of principal executive offices, including ZIP code)

(201) 343-5202
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2015, Nephros, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with various accredited investors pursuant to which the Company agreed to sell in a private placement (the “Offering”) a total of 1,834,299 units of its securities, each unit consisting of one share of its common stock (the “Shares”) and a five-year warrant (collectively, the “Warrants”) to purchase one-half of one share of the Company’s common stock (the “Warrant Shares”). The purchase price for each unit is $0.67. The Warrants are exercisable at a price of $0.85 per Warrant Share. The sale of the Shares and Warrants will result in aggregate gross proceeds of approximately $1.23 million, before deducting expenses. Pursuant to the Purchase Agreement, the closing of the purchase and sale of the Shares and Warrants is to occur no later than May 19, 2015.

Pursuant to the Purchase Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the Shares and Warrant Shares. In the event the Company does not file the registration statement within 60 days following the closing of the Offering, the Company has agreed to pay liquidated damages to the investors in the amount of 1% of such investor’s aggregate investment amount each month until the registration statement is filed.

Among the investors who are parties to the Purchase Agreement are Messrs. Matthew Rosenberg and the spouse of Malcolm Persen, each directors of the Company, who have agreed to purchase Shares and Warrants for an aggregate purchase price of $134,000 and $20,877, respectively.

The forms of the Warrant and the Purchase Agreement are attached hereto as Exhibits 4.1 and 10.1, respectively, and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02.

The Shares and Warrants to be sold and issued in connection with the Offering will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relying on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Shares and Warrants did not involve a public offering, as each purchaser of such securities was an “accredited investor” and no general solicitation has been involved in connection with the Offering.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant to be issued to various investors.

10.1	Form of Securities Purchase Agreement entered into among the Company and various accredited investors on May 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: May 18, 2015	By:	/s/ Daron Evans
Daron Evans
President & Chief Executive Officer

Index to Exhibits Filed with this Report

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant to be issued to various investors.

10.1	Form of Securities Purchase Agreement entered into among the Company and various accredited investors on May 12, 2015.